As filed with the Securities and Exchange Commission on July 29, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The Interpublic Group of Companies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

13-1024020

(I.R.S. Employer Identification No.)

909 Third Avenue

New York, New York 10022

(212) 704-1200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrew Bonzani Senior Vice President, General Counsel and Secretary The Interpublic Group of Companies, Inc. 909 Third Avenue New York, New York 10022 (212) 704-1200	Steven J. Gartner Gregory B. Astrachan Danielle Scalzo Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019 (212) 728-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)	(Copies of all communications, including communications sent to agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered / Proposed Maximum Offering Price Per Unit / Proposed Maximum Offering Price / Amount of Registration Fee (1)
Common Stock, par value $.10 per share
Preferred Stock, without par value
Debt Securities
Warrants
Subscription Rights
Units (2)

(1)	An indeterminate aggregate amount of securities is being registered as may from time to time be offered for sale or sold at indeterminate prices. In reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, the Registrant is deferring payment of all of the registration fees relating to the registration of securities hereby until such fees become payable in connection with an offering of such securities.
(2)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

PROSPECTUS

The Interpublic Group of Companies, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Subscription Rights

Units

We may offer and sell the following securities from time to time in one or more offerings:

•	common stock

•	preferred stock

•	debt securities

•	warrants

•	subscription rights

•	units

Specific terms of these securities will be provided in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should carefully read this prospectus and any supplement before you invest in any of our securities.

Investing in our securities involves certain risks. Please carefully read the section entitled “Risk Factors” on page 4 of this prospectus and any other risk factors included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus or any prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our securities.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If agents, underwriters or dealers are used to sell the securities, their names and a description of their compensation will be set forth in a prospectus supplement.

Our common stock is listed on the New York Stock Exchange and trades under the symbol “IPG.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 29, 2016

We are responsible for the information contained and incorporated by reference in this prospectus, the applicable prospectus supplement, and any related free writing prospectus we prepare or authorize. We have not, and the underwriters have not, authorized anyone to give you any other information, and neither we nor the underwriters take responsibility for any other information that others may give you. This prospectus and the applicable prospectus supplement are an offer to sell only the securities described herein, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information in this prospectus, the applicable prospectus supplement, any free writing prospectus or any document incorporated by reference is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since these dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC” or the “Commission,” utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer the securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the offering and the securities being offered at that time. The prospectus supplement also may add, update or change information contained in this prospectus. In this prospectus, “Interpublic,” “IPG,” “Registrant,” “we,” “us,” “our” and the “Company” each refers to The Interpublic Group of Companies, Inc., unless the context indicates otherwise.

Whenever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may provide such information or add, update or change the information contained in this prospectus by means of (a) a post-effective amendment to the registration statement of which this prospectus is a part, (b) filings we make with the SEC that are incorporated by reference into this prospectus or (c) any other method as may then be permitted under applicable law, rules or regulations. To the extent information in this prospectus is inconsistent with information contained in a prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” and any additional information you may need to make your investment decision.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” You may read and copy this information at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.

This prospectus constitutes part of a registration statement on Form S-3 filed by us under the Securities Act of 1933, as amended, or the “Securities Act.” As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

Financial and other information can also be accessed through our website at www.interpublic.com, where we make available, free of charge, copies of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished, as soon as reasonably practicable after filing such material electronically or otherwise furnishing it to the SEC. Our website and the information contained therein or connected thereto are not incorporated into this prospectus and such information should not be considered to be part of this prospectus. You should not rely on any such information in making your decision whether to purchase our securities.

You may obtain a copy of any of our filings, at no cost, by writing or telephoning us at:

The Interpublic Group of Companies, Inc.

Attn: Corporate Secretary

909 Third Avenue

New York, New York 10022

(212) 704-1200

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Statements in this report that are not historical facts, including statements about management’s beliefs and expectations, constitute forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or comparable terminology are intended to identify forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in the “Risk Factors” section of our Annual Report on Form 10-K. Forward-looking statements speak only as of the date they are made and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

•	potential effects of a challenging economy, for example, on the demand for our advertising and marketing services, on our clients’ financial condition and on our business or financial condition;

•	our ability to attract new clients and retain existing clients;

•	our ability to retain and attract key employees;

•	risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a weakened economy;

•	potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;

•

risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in economic growth rates, interest rates and currency exchange rates; and

•	developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world.

Investors should carefully consider these factors together with any additional risk factors disclosed in our SEC reports incorporated in this prospectus by reference or in a prospectus supplement to this prospectus.

INCORPORATION BY REFERENCE

This prospectus “incorporates by reference” information that we have filed with the SEC under the Exchange Act. This means that we are disclosing important information to you by referring you to those documents. Information contained in any document subsequently filed with the SEC, to the extent it modifies information in this prospectus or in any document incorporated by reference in this prospectus, will automatically update and supersede the information originally included in this prospectus or any document incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC, provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•	our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 22, 2016;

•	our Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2016 and June 30, 2016, filed with the SEC on April 22, 2016 and July 28, 2016;

•	our Current Report on Form 8-K filed with the SEC on May 24, 2016;

•	those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 8, 2016, incorporated into our Annual Report on Form 10-K for the year ended December 31, 2015; and

•

the description of the shares of common stock contained in our Registration Statement on Form 8-A, filed on June 29, 1971, and October 8, 1975, pursuant to Section 12 of the Exchange Act, including any amendment or report subsequently filed for the purpose of updating the description.

All documents that we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering shall be deemed incorporated by reference into this prospectus.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider the risks described in our filings with the SEC referred to under the heading “Where You Can Find More Information,” as well as the risks included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2015.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

The Interpublic Group of Companies, Inc. was incorporated in Delaware in September 1930 under the name of McCann-Erickson Incorporated as the successor to the advertising agency businesses founded in 1902 by A.W. Erickson and in 1911 by Harrison K. McCann. The Company has operated under the Interpublic name since January 1961.

We are one of the world’s premier global advertising and marketing services companies. Through our 50,100 employees in all major world markets, our companies specialize in consumer advertising, digital marketing, communications planning and media buying, public relations and specialized communications disciplines. Our agencies create customized marketing programs for clients that range in scale from large global marketers to regional and local clients. Comprehensive global services are critical to effectively serve our multinational and local clients in markets throughout the world as they seek to build brands, increase sales of their products and services, and gain market share.

The work we produce for our clients is specific to their unique needs. Our solutions vary from project-based activity involving one agency to long-term, fully integrated campaigns created by multiple IPG agencies working together. With offices in over 100 countries, we can operate in a single region or deliver global integrated programs.

We are a Delaware corporation. Our principal executive office is located at 909 Third Avenue, New York, New York 10022, and our telephone number is (212) 704-1200.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the proceeds from the sale of the securities described in this prospectus for general corporate purposes, which may include, without limitation:

•	redemption and repayment of short-term or long-term borrowings;

•	capital expenditures;

•	acquisitions of or investments in businesses or assets;

•	purchases of our common stock; and

•	working capital.

Pending application of the net proceeds, we may temporarily invest the net proceeds in short-term marketable securities.

RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratios of earnings to fixed charges for each of the periods indicated are as follows:

Six Months Ended June 30, 2016	Year Ended December 31,
	2015	2014	2013	2012	2011
2.5	4.1	3.8	2.6	3.2	3.4

In calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes, equity in net income of unconsolidated affiliates and adjustments for net income attributable to noncontrolling interests. Fixed charges consist of interest on indebtedness, amortization of debt discount, waiver and other amendment fees, debt issuance costs (all of which are included in interest expense) and the portion of net rental expense deemed representative of the interest component (one-third).

We did not have any shares of preferred stock outstanding as of June 30, 2016. As a result, our ratio of earnings to combined fixed charges and preferred dividends for any given period is equivalent to our ratio of earnings to fixed charges.

SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer. We will also include in the prospectus supplement information, where applicable, about material federal income tax considerations relating to the securities and the securities exchange, if any, on which the securities will be listed.

DESCRIPTION OF CAPITAL STOCK

We are incorporated in the State of Delaware. The rights of our stockholders are generally covered by Delaware law and our restated certificate of incorporation and by-laws. The terms of our common stock are therefore subject to Delaware law, including the Delaware General Corporation Law. We are authorized to issue up to 800 million shares of common stock, par value $0.10 per share, and up to 20 million shares of preferred stock, without par value, none of which is outstanding. As of July 27, 2016 we had 400,455,528 shares of our common stock outstanding. All outstanding shares of our common stock are fully paid and non-assessable. Our common stock is traded on the New York Stock Exchange under the symbol “IPG.” Our restated certificate of incorporation and by-laws are filed as exhibits to the registration statement of which this prospectus forms a part and we encourage you to read them.

Common Stock

The following briefly summarizes the material terms of our common stock. You should read the more detailed provisions of our restated certificate of incorporation for provisions that may be important to you.

Voting Rights

Each share of common stock is entitled to one vote, and a majority of the votes cast with respect to a matter will be sufficient to authorize action upon that matter. Directors are elected by a majority of the votes cast. Stockholders do not have the right to cumulate their votes in the election of directors.

No Preemptive or Conversion Rights

Our common stock does not entitle its holders to any preemption, redemption, conversion, sinking fund or subscription rights.

Assets Upon Dissolution

In the event of our liquidation, dissolution or winding-up, holders of common stock are entitled to receive proportionately any assets legally available for distribution to our stockholders with respect to shares held by them, subject to any prior or equal rights of any of our preferred stock then outstanding.

Dividends

Holders of common stock are entitled to receive ratably the dividends or distributions that our board of directors may declare out of legally available funds. In addition, the payment of distributions to stockholders is subject to any prior or equal rights of outstanding preferred stock.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare Shareowner Services LLC.

Preferred Stock

The following briefly summarizes the material terms of our preferred stock, other than any terms to be disclosed in a prospectus supplement. You should read the particular terms of any series of preferred stock offered by us which will be described in more detail in any prospectus supplement relating to such series, together with the more detailed provisions of our restated certificate of incorporation and the certificate of designation relating to each particular series of preferred stock, for provisions that may be important to you. The certificate of designation relating to the particular series of preferred stock offered by a prospectus supplement relating to the series’ issue will be filed as an exhibit to one of our future current reports and incorporated by reference in the registration statement to which this prospectus relates. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

Under our restated certificate of incorporation, our board of directors is authorized to issue shares of preferred stock from time to time on such terms and conditions as it may determine, and to divide the preferred stock into one or more classes or series, and in connection with the creation of any such class or series to fix by the resolution or resolutions providing for the issuance of shares thereof the designations, powers, preferences and relative, participating, optional or other special rights of such class or series, and the qualifications, limitations, or restrictions thereof, to the full extent now or hereafter permitted by law. The number of authorized shares of preferred stock may be increased or decreased (but not below the number then outstanding) by the affirmative vote of the holders of a majority of the common stock, without a vote of the holders of the preferred stock, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of preferred stock.

The particular terms of any series of preferred stock will be set forth in the prospectus supplement relating to the offering. Those terms relating to the series of preferred stock offered may include:

•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the purchase price of the preferred stock;

•	the dividend rate, period and/or payment date or method of calculation thereof applicable to the preferred stock;

•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	the provisions for redemption, if applicable, of the preferred stock;

•

the terms and conditions, if applicable, upon which the preferred stock will be convertible into or exchangeable for other types of securities, including the conversion price (or a manner of calculation thereof) and conversion period;

•	voting rights, if any, of the preferred stock;

•	whether interests in the preferred stock will be represented by depositary shares; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Anti-Takeover Provisions of Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless, among other exceptions, the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an interested stockholder is a person who, together with affiliates and associates, owns or, in the case of affiliates or associates of the corporation, within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s voting stock. The existence of this provision could have anti-takeover effects with respect to transactions not approved in advance by our board of directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock.

Stockholders are not entitled to cumulative voting in the election of directors. The authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change of control of our Company. The foregoing provisions of our amended and restated certificate of incorporation and the Delaware General Corporation Law may have the effect of deterring or discouraging hostile takeovers or delaying changes in control of our Company.

Charter and By-laws Anti-Takeover Provisions

Our restated certificate of incorporation provides for the issuance by the board of directors of up to 20 million shares of preferred stock, with voting power, designations, preferences and other special rights. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of holders of common stock. In certain circumstances, such issuance could have the effect of decreasing the market price of the common stock. Preferred stockholders could also make it more difficult for a third party to acquire our Company. No shares of preferred stock are outstanding.

Our by-laws establish an advance notice procedure for stockholders to bring matters before an annual or special meeting, including proposed nominations of persons for election to our board of directors. These procedures specify the information stockholders must include in their notice and the timeframe in which they must give us notice. Our by-laws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our Company.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be direct obligations of the Company and will not be secured by any of our property or assets. Thus, by owning a debt security, you are one of our unsecured creditors.

In addition to the following description of the debt securities, you should refer to the detailed provisions of the indenture. We may issue debt securities in one or more series, which we refer to as the “debt securities” in this section. The debt securities will be issued from time to time under the indenture dated as of March 2, 2012 (the “indenture”) by and between us and U.S. Bank National Association, as trustee, as may be further supplemented from time to time. The indenture and any supplemental indenture are technical documents with terms that have defined meanings, including terms from the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The indenture is summarized below. Because this discussion is a summary, it does not contain all of the information that may be important to you. We urge you to read the indenture, in particular to understand your rights and our obligations under the covenants described below under “Limitation on Liens”, “Limitations on Sale and Lease-Back Transactions”, “Excepted Indebtedness” and “Consolidation, Merger and Sale of Assets.” The indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, the debt securities will be supplemented by more specific terms of a particular series and we will describe the particular terms of any debt securities we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.

If a different indenture for a series of debt securities is used, those details will be provided in a prospectus supplement and the forms of any other indentures will be filed with the SEC at the time they are used. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series. The indenture is subject to and governed by the Trust Indenture Act.

General

The debt securities that may be issued under the indenture are not limited in aggregate principal amount. We may issue debt securities at one or more times in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be established pursuant to an officers’ certificate or in a supplement to the indenture relating to that series.

The debt securities will be our direct unsecured general obligations and will rank senior to any of our indebtedness that is, by its terms, expressly subordinated in right of payment to the debt securities. The debt securities rank equally in right of payment with all our other existing and future unsecured indebtedness that is not so subordinated. Because we are a holding company, our rights and the rights of our creditors, including the holders of the debt securities offered under this registration statement, to participate in the assets of any subsidiary during its liquidation or reorganization, will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we are ourselves a creditor with recognized claims against the subsidiary.

The provisions of the indenture allow us to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series.

A prospectus supplement relating to any series of debt securities being offered will describe the specific terms relating to the offering. The terms will be set forth in an officers’ certificate or a supplemental indenture. The officers’ certificate or supplemental indenture will be signed at the time of issuance and will contain important information. The officers’ certificate or supplemental indenture will include some or all of the following terms for a particular series of debt securities:

•	the title of the series of debt securities;

•	the ranking of the specific series of debt securities relative to other outstanding indebtedness;

•	the purchase price, denomination and any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which principal and any premium on the debt securities will be payable or the method of determination of principal and any premium;

•

the rate or rates at which the debt securities will bear any interest or the method of calculating the rate or rates of interest, the date or dates from which interest will accrue or the method by which the date or dates will be determined, the dates on which interest will be payable, and any regular record date for payment of interest;

•	the place or places where the principal of and any premium and interest on the debt securities will be payable;

•	the place or places where the debt securities may be exchanged or transferred;

•	the terms and conditions upon which we may redeem the debt securities, in whole or in part, at our option;

•

the terms and conditions upon which we may be obligated to redeem or purchase the debt securities under any sinking fund or similar provisions or upon the happening of a specified event or at the option of a holder;

•	the minimum denominations in which the debt securities will be issuable, if other than denominations of $1,000 and integral multiples of $1,000;

•

if other than U.S. dollars, the currency or currencies, including the currency unit or units, in which payments of principal and any premium and interest on the debt securities will or may be payable, or in which the debt securities will be denominated, and any particular related provisions;

•

if we or a holder may elect that payments of principal of or any premium or interest on the debt securities be made in a currency or currencies, including currency unit or units, other than that in which the debt securities are denominated or designated to be payable, the currency or currencies in which these payments are to be made, including the terms and conditions applicable to any payments and the manner in which the exchange rate with respect to these payments will be determined, and any particular related provisions;

•

if the amount of payments of principal of and any premium and interest on debt securities are determined with reference to an index, formula or other method, which may be based, without limitation, on a currency or currencies other than that in which the debt securities are denominated or designated to be payable, the index, formula or other method by which the amounts will be determined;

•	if any series of debt securities is not subject to our right to defeasance and discharge, or covenant defeasance;

•	the period or periods within which, the price or prices at which, the currency or currencies in which, and the other terms and conditions upon which we may redeem the debt securities;

•	any provisions for the conversion or exchange of debt securities;

•	if other than the full principal amount, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of maturity;

•	any changes or additions to events of default or covenants set forth in the indenture with respect to the debt securities;

•	any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

•	if the debt securities will be issued at a discount from, or at a premium to, their stated principal amount; and

•	any other terms of the debt securities.

A prospectus supplement may describe federal income tax considerations and other special considerations applicable to a debt security issued with original issue discount or a premium.

Exchange, Registration, Transfer and Payment

Unless otherwise indicated in the applicable prospectus supplement, the principal of and any premium and interest on the debt securities will be payable, and the exchange of and the transfer of debt securities will be registrable, at our office or agency maintained for that purpose in New York City and at any other office or agency maintained for that purpose. In the absence of any provisions to the contrary with respect to any series of debt securities, we will issue the debt securities in denominations of $1,000 and integral multiples of $1,000. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed because of the transactions.

All money paid by us to a paying agent for the payment of principal of and any premium or interest on any debt security which remains unclaimed for one year after the principal, premium or interest has become due and payable may be repaid to us, provided notice of unclaimed funds has been published in a publication of general circulation, and afterwards the holder of the debt security may look only to us for payment of those amounts.

In the event of any redemption, notice shall be delivered to each holder of debt securities to be redeemed 30 to 60 days prior to redemption.

Covenants

Except as described in this sub-section or as otherwise provided in the applicable prospectus supplement with respect to any series of debt securities, we are not restricted by the indenture from incurring, assuming or becoming liable for any type of debt or other obligations, from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock. The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity.

Unless otherwise indicated in the applicable prospectus supplement, covenants contained in the indenture, which are summarized below, will be applicable to the series of debt securities to which the prospectus supplement relates so long as any of the debt securities of that series are outstanding.

Reporting. We must file with the trustee, within 45 days after we file the same with the SEC, copies of our annual and quarterly reports and other information that we may be required to file with the SEC pursuant to Section 13 or Section 15 of the Exchange Act.

Limitations on Liens. If we or our majority-owned subsidiaries that meet the requirements of a “restricted subsidiary” incur any indebtedness for borrowed money secured by an interest in or lien on any of our assets or those of any “restricted subsidiary,” we will be required to secure the debt securities equally and ratably with, or, at our option, prior to, this indebtedness. A restricted subsidiary is any majority-owned subsidiary which meets any of the following conditions:

•

our and our other majority-owned subsidiaries’ investments in and advances to the subsidiary exceed 10% of our total assets and those of our subsidiaries consolidated as of the end of the most recently completed fiscal year;

•

our and our other majority-owned subsidiaries’ proportionate share of the total assets, after intercompany eliminations, of the subsidiary exceed 10% of our total assets and those of our subsidiaries consolidated as of the end of the most recently completed fiscal year; or

•

our and our other majority-owned subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of changes in accounting principles of the subsidiary exceeds 10% of our income and that of our subsidiaries consolidated for the most recently completed fiscal year.

The preceding provisions will not require us to secure the debt securities if the liens consist of either liens securing excepted indebtedness for borrowed money or any of the following:

(1)	liens on property or assets acquired or held by us or any of our restricted subsidiaries incurred to secure the payment of all or any part of the purchase price of the property or assets or to secure indebtedness for borrowed money incurred prior to, at the time of, or within 180 days after the acquisition for the purpose of financing all or any part of the purchase price, or liens existing on any property or assets at the time of its acquisition by us or any of our restricted subsidiaries, other than any liens created in contemplation of the acquisition that were not incurred to finance all or any part of the purchase price of the property or assets (so long as the liens do not extend to or cover any property or assets of any character other than the property or assets being acquired);

(2)	liens on property or assets of a person, including any entity, other than us or any of our restricted subsidiaries, existing at the time we or our restricted subsidiaries purchase or acquire the property or asset, so long as the liens were not created in contemplation of the purchase or other acquisition and do not extend to any property or assets other than those so purchased or otherwise acquired;

(3)	liens affecting property or assets of a person, other than us or any of our restricted subsidiaries, existing at the time the person merges into or consolidates with us or a restricted subsidiary or becomes a restricted subsidiary or at the time of sale, lease or other disposition of the property or assets as an entirety or substantially as an entirety to us or a restricted subsidiary, so long as the liens were not created in contemplation of the merger, consolidation or acquisition and do not extend to any property or assets other than those of the person so merged into or consolidated with, or acquired by, us or the restricted subsidiary;

(4)	liens to secure indebtedness for borrowed money owing by a restricted subsidiary to us or to a restricted subsidiary;

(5)	liens existing on the date of initial issuance of the debt securities;

(6)	liens in favor of the United States or any of its states, territories or possessions, or the District of Columbia, or any department, agency, instrumentality or political subdivision of any of those political entities, to secure partial, progress, advance or other payments;

(7)	liens on any property to secure all or part of the cost of its alteration, repair or improvement or indebtedness for borrowed money incurred to provide funds for this purpose in a principal amount not exceeding the cost of the improvements or construction;

(8)	purchase money liens on personal property;

(9)	liens created in connection with a capitalized lease obligation, but only to the extent that those liens encumber property financed by that capitalized lease obligation and the principal component of that capitalized lease obligation is not increased;

(10)	liens on property arising in connection with a securities repurchase transaction;

(11)	liens, including judgment liens, arising in connection with legal proceedings, taxes, fees, assessments or other governmental charges, so long as those proceedings, taxes, fees, assessments or other governmental charges are being contested in good faith and, in the case of judgment liens, execution on the liens is stayed, and for which we have established any reserves required in accordance with generally accepted accounting principles, or GAAP;

(12)	carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other similar liens arising in the ordinary course of business the obligations related to which are not overdue for a period of more than 90 days or are being contested in good faith by appropriate proceedings diligently pursued, so long as any proceedings commenced for the enforcement of the liens have been stayed or suspended within 30 days after their commencement, and provision for the payment of the liens has been made on our books to the extent required by GAAP;

(13)	easements, rights-of-way, zoning restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the underlying property or interfere with the ordinary conduct of our business or that of any restricted subsidiary;

(14)	pledges or deposits to secure obligations under workers’ compensation laws or other similar legislation, other than in respect of employee benefit plans subject to the Employee Retirement Income Security Act of 1974, or to secure public or statutory obligations;

(15)	liens securing the performance of, or payment in respect of, bids, tenders, government contracts (other than for the repayment of borrowed money), surety and appeal bonds and other obligations of a similar nature incurred in the ordinary course of business;

(16)	any interest or title of a lessor or sublessor and any restriction or encumbrance to which the interest or title of the lessor or sublessor may be subject that is incurred in the ordinary course of business;

(17)	any contractual right of set-off or any contractual right to charge or contractual security interest in or lien on our accounts or the accounts of any of our restricted subsidiaries to effect the payment of amounts to a depositary institution whether or not due and payable in respect of any indebtedness for borrowed money or financing arrangement and any other lien arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;

(18)	liens arising in the ordinary course of banking transactions and securing indebtedness for borrowed money in an aggregate amount of not more than $15.0 million that matures not more than one year after the date on which it is originally incurred;

(19)	any liens on assets of our subsidiaries organized outside of the United States in favor of lenders or an affiliated guarantor under or in connection with short-term working capital lines of credit or overdraft facilities, in each case entered into in the ordinary course of business;

(20)	any liens on any asset of any person organized outside of the United States arising at any time pursuant to an arrangement (factoring or otherwise) secured by accounts receivable that is existing at the time such person becomes or became a restricted subsidiary of ours or is merged into or consolidated with us or any of our restricted subsidiaries (or pursuant to any extension, renewal or replacement of such an arrangement); provided that such lien or arrangement was not created in contemplation of such event, and only to the extent, in the case of any such arrangement, that such arrangement does not provide for liens which, together with all other liens permitted under this clause (20), would encumber assets representing more than 5.0% of the consolidated accounts receivable of us and our consolidated subsidiaries as reflected in the consolidated balance sheet of us and our consolidated subsidiaries for our fiscal quarter most recently ended prior to such event (or, if applicable, such extension, renewal or replacement);

(21)	any liens arising out of an interest bearing cash deposit account to be established and maintained by the lender or lenders (or their agent) under any credit facility with a bank or a syndicate of banks; and

(22)	extensions, renewals, refinancings or replacements of any lien referred to in the above items, so long as the lien does not extend to or cover any of our property or that of the applicable restricted subsidiary, as the case may be, other than the property specified in these items and improvements to that property.

We refer to the liens described above as “permitted liens.”

Limitations on Sale and Lease-Back Transactions. We and our restricted subsidiaries will not sell or transfer any assets with the intention of entering into a lease of the assets for a term of more than three years unless:

(1)	the assets have not been owned by us or any of our restricted subsidiaries or have not been in full operation for more than one year prior to the sale or transfer;

(2)	we or the restricted subsidiary could incur indebtedness for borrowed money secured by a lien on the assets at least equal in amount to the “attributable debt” (as defined below) with respect to the transaction without equally and ratably securing the debt securities under the limitation on liens in the indenture;

(3)	we apply an amount equal to the value of those assets within 180 days of the sale of those assets

(a)	to the defeasance or retirement, other than any mandatory retirement, mandatory prepayment or sinking fund payment or by way of payment at maturity, of the debt securities or other indebtedness for borrowed money incurred by us or a restricted subsidiary that matures more than one year after the creation of the indebtedness, or

(b)	to the purchase, construction or development of other property; or

(4)	the transaction is between us and any of our restricted subsidiaries or between our restricted subsidiaries.

The term “attributable debt” means, with respect to any sale and lease-back transaction, at the time of determination, the lesser of:

(1)	the fair market value of the property subject to the transaction, as determined in good faith by our board of directors;

(2)	the present value, discounted at the lease’s identified or implicit rate of interest, if determinable, of the total net amount of rent (as defined below) required to be paid under the lease during the remaining term of the lease, including any renewal term or period for which the lease has been extended; or

(3)	if the obligation with respect to the sale and lease-back transaction constitutes an obligation that we must classify and account for as a capitalized lease for financial reporting purposes in accordance with GAAP, the amount equal to the capitalized amount of the obligation determined in accordance with GAAP and included in the financial statements of the lessee.

The term “rent” does not include amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of or contingent upon maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty, the net amount of rent will be the lesser of (a) the net amount determined assuming termination upon the first date the lease may be terminated, in which case the net amount will also include the amount of the penalty, but no rent will be considered as required to be paid under the lease subsequent to the first day upon which it may be so terminated and (b) the net amount determined assuming no termination.

Excepted Indebtedness. Notwithstanding the limitations on liens and sale and lease-back transactions described above, and without limiting our or any restricted subsidiary’s ability to issue, incur, create, assume or guarantee indebtedness for borrowed money secured by permitted liens, we or any restricted subsidiary will be permitted to incur indebtedness for borrowed money secured by a lien or may enter into a sale and lease-back transaction, in either case, without regard to the restrictions contained in the preceding two paragraphs entitled “Limitations on Liens” and “Limitations on Sale and Lease-Back Transactions,” if at the time the indebtedness for borrowed money is incurred and after giving effect to this indebtedness, the sum of (a) the aggregate principal amount of all indebtedness for borrowed money secured by liens, other than permitted liens, or, if less, the fair market value of the property subject to the lien, as determined in good faith by our board of directors and (b) the attributable debt of all our sale and lease-back transactions, in each case not otherwise permitted in the preceding two paragraphs, does not exceed 15% of:

(1)	our total assets and those of our majority-owned subsidiaries, including, without limitation, all items that are treated as intangibles in accordance with GAAP, less

(2)	our total liabilities and those of our majority-owned subsidiaries, including, without limitation, all deferred taxes, in each case determined on a consolidated basis and in accordance with GAAP (but without giving effect to any cumulative translation adjustments, whether positive or negative).

Consolidation, Merger and Sale of Assets

We may not consolidate or merge with or into any other person, including any other entity, or convey, transfer or lease all or substantially all of our properties and assets to any person or group of affiliated persons unless:

(1)	we are the continuing corporation or the person, if other than us, formed by the consolidation or with which or into which we are merged or the person to which all or substantially all our properties and assets are conveyed, transferred or leased is a corporation organized and existing under the laws of the United States, any of its states or the District of Columbia and expressly assumes our obligations under the debt securities and the indenture; and

(2)	immediately after giving effect to the transaction, there is no default and no event of default under the indenture.

If we consolidate with or merge into any other corporation or convey, transfer or lease all or substantially all of our property and assets as described in the preceding paragraph, the successor corporation will succeed to and be substituted for us, and may exercise our rights and powers under the indenture, and afterwards, except in the case of a lease, we will be relieved of all obligations and covenants under the indenture and all outstanding debt securities.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, the “events of default” contained in the indenture, which are summarized below, will be applicable to the series of debt securities to which the prospectus supplement relates so long as any of the debt securities of that series are outstanding:

(1)	default in the payment of interest on such debt security when due that continues for a period of 30 days;

(2)	default in the payment of principal of or premium on such debt security when due and payable;

(3)	default in the deposit of any sinking fund payment on that series when due;

(4)	failure to comply in any material respect with any of our other covenants, agreements or warranties contained in such debt security or the indenture for a period of 60 days after notice to us by the trustee or by the holders of at least 25% in principal amount of such debt securities;

(5)	the occurrence of an event of default within the meaning of any mortgage, indenture or debt instrument under which there may be issued, or by which there may be secured or evidenced, any of our indebtedness for borrowed money, other than such debt securities, whether the indebtedness now exists or shall hereafter be incurred, in an amount in excess of $50.0 million and which results in the indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and we have not cured the default in payment or the acceleration is not rescinded or annulled within 10 days after written notice to us from the trustee (if the event be known by it) or to us and to the trustee from the holders of at least 25% in principal amount of such outstanding debt securities; provided, however, that if, prior to a declaration of acceleration of the maturity of such debt securities or the entry of judgment in favor of the trustee in a suit pursuant to the indenture, the default has been remedied or cured by us or waived by the holders of the indebtedness, then the event of default will be deemed likewise to have been remedied, cured or waived; and

(6)	the occurrence of an event of bankruptcy, insolvency or reorganization with respect to us and our restricted subsidiaries, as described in the indenture.

In general, the indenture obligates the trustee to give notice of a default with respect to a series of debt securities to the holders of such debt securities. The trustee may withhold notice of any default, except a default in payment on any debt security, if the trustee determines it is in the best interest of the holders of such series of debt securities to do so.

If there is a continuing event of default beyond any grace period permitted under the indenture, the trustee or the holders of at least 25% in principal amount of a series of debt securities may require us to repay immediately the unpaid principal of and interest on all such debt securities. In the case of an event of default resulting from events of bankruptcy, insolvency or reorganization with respect to us, the principal, or the specified portion of the principal of and interest on all such debt securities will become immediately payable without any act on the part of the trustee or any holder of such debt securities. Subject to conditions, the holders of a majority in principal amount of any series of debt securities may rescind any acceleration of repayment and may waive past defaults, except a default in payment of the principal of, and any premium or interest on, any debt security of such series, payments to the trustee and some covenant defaults under the terms of such debt securities.

Under the terms of the indenture, the trustee may refuse to enforce the indenture or the terms of a series of debt securities unless it first receives satisfactory security or indemnity from the holders of the debt securities of such series. Subject to limitations specified in the indenture, the holders of a majority in principal amount of debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. No holder of a debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any other remedy under the indenture unless:

(1)	the holder has previously given to the trustee written notice of a continuing event of default with respect to such debt securities;

(2)	the holders of at least 25% in principal amount of such debt securities have made a written request to the trustee and offered indemnity reasonably satisfactory to it to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of such debt securities a direction inconsistent with the request and has failed to institute the proceeding within 60 days; and

(3)	it being understood and intended that no holder of any such debt securities that avails itself of the conditional right to seek a remedy, may disturb or prejudice the rights of any other holders of such debt securities.

Despite the enforcement restrictions described above, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any premium and interest on such debt security on or after the due dates expressed in the debt security and to institute suit for the enforcement of any payment.

We are required to furnish to the trustee, within 90 days of the end of our fiscal year, a statement by some of our officers as to whether or not, to their knowledge, there has been any default or event of default that occurred prior to the end of the fiscal year that is continuing.

Modification of the Indenture

The indenture permits us and the trustee to amend the indenture and any supplemental indenture with respect to any series of debt securities without the consent of holders:

(1)	to evidence the succession of another corporation and the assumption of our covenants under the indenture and the debt securities;

(2)	to add to our covenants for the benefit of the holders of debt securities or to the events of default or to surrender any of our rights or powers under the applicable indenture or to make other changes which would not adversely affect in any material respect the holder of any outstanding debt securities;

(3)	to cure any ambiguity, defect or inconsistency; and

(4)	for other purposes as described in the indenture.

The indenture also permits us and the trustee, with the consent of the holders of a majority in principal amount of the debt securities of each series affected by the amendment, with each affected series voting as a class, to add any provisions to or change or eliminate any of the provisions of the indenture or any supplemental indenture or to modify the rights of the holders of debt securities of each series, provided, however, that, without the consent of the holder of each debt security so affected, no amendment may:

(1)	change the maturity of the principal of or any premium on or any installment of principal or interest on any debt security;

(2)	reduce the principal amount of any debt security, or the rate of interest or any premium payable upon the redemption, repurchase or repayment of any debt security, or change the manner in which the amount of these items are determined;

(3)	reduce the amount of principal on an original issue discount security payable upon acceleration of maturity;

(4)	change the place of payment where, or the currency or currency unit in which, any debt security or any premium, interest on the debt security is payable;

(5)	reduce the percentage in principal amount of debt securities the consent of whose holders is required for amendment of the indenture or for waiver of compliance with some provisions of the indenture or for waiver of defaults;

(6)	change the redemption provisions in a manner adverse to such holder; or

(7)	modify the provisions relating to any waiver of compliance with some provisions of the Indenture, waiver of defaults or any of the provisions relating to amendment of the indenture, except to increase the percentage required for consent or to provide that some other provisions of the indenture may not be modified or waived without the consent of each holder.

The holders of a majority in principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of that series, waive, insofar as is applicable to that series, our compliance with some restrictive provisions of the indenture.

Defeasance and Covenant Defeasance

Unless otherwise specified in the applicable prospectus supplement, we may elect either:

(1)	to be discharged from all our obligations in respect of a series of debt securities, except for our obligations to register the transfer or exchange of such debt securities, to replace temporary, destroyed, stolen, lost or mutilated debt securities, to maintain paying agencies and to hold monies for payment in trust (we will refer to this discharge as “defeasance”), or

(2)	to be released from our obligations to comply with some restrictive covenants applicable to a series of debt securities (we will refer to this release as “covenant defeasance”);

in either case upon the deposit with the trustee, in trust, of money and/or U.S. government obligations which will provide money sufficient to pay all principal of and any premium and interest on such series of debt securities when due. We may establish this trust only if, among other things, we have delivered an opinion of counsel to the trustee to the effect that the holders of such series of debt securities (a) will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance or covenant defeasance and (b) will be subject to federal income tax on the same amounts, and in the same manner and at the same times as would have been the case if the deposit, defeasance or covenant defeasance had not occurred. The opinion, in the case of defeasance under the first bullet point above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax laws occurring after the date of the indenture.

We may exercise the defeasance option with respect to a series of debt securities notwithstanding our prior exercise of the covenant defeasance option. If we exercise the defeasance option, payment of such series of debt securities may not be accelerated because of a default. If we exercise the covenant defeasance option, payment of such series of debt securities may not be accelerated by reason of a default with respect to the covenants to which covenant defeasance is applicable. However, if the acceleration were to occur by reason of another default, the realizable value at the acceleration date of the money and U.S. government obligations in the defeasance trust could be less than the principal and interest then due on such series of debt securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Concerning the Trustee

U.S. Bank National Association, a national banking association under the laws of the United States of America and having a corporate trust office in Atlanta, Georgia, serves as trustee under the indenture.

The indenture contains limitations on the rights of the trustee, should the trustee become our creditor, to obtain payment of claims in some cases, or to realize on specified property received in respect of these claims, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. However, if the trustee acquires any conflicting interest as described under the Trust Indenture Act, it must eliminate the conflict or resign.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS

The following briefly summarizes the material terms and provisions of the warrants to purchase common stock or preferred stock that we may offer pursuant to this prospectus, other than any terms which will be described in a prospectus supplement. You should read the particular terms of the warrants that are offered by us, which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the warrants being offered. A copy of each form of warrant agreement, including the form of warrant, will be filed as an exhibit to one of our future SEC reports and incorporated by reference in the registration statement to which this prospectus relates.

General

Warrants may be offered separately or together with common stock, preferred stock or debt securities, as the case may be. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and one or more banks or trust companies acting as warrant agent. The applicable prospectus supplement will include details of the warrant agreements covering the warrants being offered. The warrant agent will act solely as our agent and will not assume a relationship of agency with any holders of warrant certificates or beneficial owners of warrants.

The particular terms of each issue of warrants will be described in the related prospectus supplement. This description will include, where applicable:

•	the designation and aggregate number of warrants;

•	the price at which the warrants will be offered;

•	the currency or currencies in which the warrants will be offered;

•	the designation and terms of the common or preferred stock purchasable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•

the number of shares of common or preferred stock that may be purchased upon exercise of each warrant and the price at which and currency or currencies in which that amount of securities may be purchased upon exercise of each warrant;

•	the designation and terms of any securities with which the warrants will be offered, and the number of the warrants that will be offered with each security;

•	any date or dates on or after which the warrants and the related securities will be transferable separately;

•	whether the warrants are subject to redemption or call and, if so, the terms of the redemption or call provisions;

•	material federal income tax considerations of owning the warrants; and

•	any other material terms or conditions of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following briefly summarizes the material terms and provisions of the subscription rights that we may offer pursuant to this prospectus, other than any terms which will be disclosed in a prospectus supplement. You should read the particular terms of the subscription rights that are offered by us, which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the subscription rights being offered. A copy of each form of subscription rights agreement will be filed as an exhibit to one of our future SEC reports and incorporated by reference in the registration statement to which this prospectus relates.

General

We may issue subscription rights to purchase common stock, preferred stock, or warrants to purchase preferred stock or common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

•	the title of such subscription rights;

•	the securities for which such subscription rights are exercisable;

•	the exercise price for such subscription rights;

•	the number of such subscription rights issued to each stockholder;

•	the extent to which such subscription rights are transferable;

•	if applicable, a discussion of the material federal tax considerations applicable to the issuance or exercise of such subscription rights;

•	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

•	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

DESCRIPTION OF UNITS

The following briefly summarizes the material terms and provisions of the units that we may offer pursuant to this prospectus, other than any terms which will be disclosed in a prospectus supplement. You should read the particular terms of the units that are offered by us, which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the units being offered. A copy of each form of unit agreement relating to units offered under this prospectus will be filed as an exhibit to one of our future SEC reports and incorporated by reference in the registration statement to which this prospectus relates. You should read the more detailed provisions of the specific unit agreement for provisions that may be important to you.

General

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	a discussion of certain federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the offered securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York, and will be passed upon for any agents, dealers or underwriters by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than selling or underwriting discounts and commissions, to be incurred in connection with the issuance and distribution of the securities covered by this registration statement.

Amount to be paid
SEC Registration fee	$		*
Accounting fees and expenses		*	*
Legal fees and expenses		*	*
Rating agency fees		*	*
Printing expenses		*	*
Trustee fees and expenses		*	*
Miscellaneous fees and expenses		*	*
Total	$	*	*

*	Deferred in accordance with Rules 456(b) and 457(r) of the Securities Act.
**	These fees and expenses will depend upon the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or DGCL, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth in subsection (a), against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Our by-laws contain specific authority for indemnification by us of our current and former directors, officers, employees or agents on terms that have been derived from Section 145 of the DGCL.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article 12 of our Restated Certificate of Incorporation, as amended, limits the personal liability of our directors to the fullest extent permitted by Section 102(b)(7) of the DGCL.

We also maintain directors’ and officers’ insurance pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

Item 16.	Exhibits.

1.1	Form of Underwriting Agreement (Debt Securities)*

1.2	Form of Underwriting Agreement (Preferred Stock, Common Stock, Warrants, Subscription Rights, Units)*

4.1	Restated Certificate of Incorporation of The Interpublic Group of Companies, Inc. (incorporated herein by reference to Exhibit 3(i)(2) of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 filed with the SEC on October 24, 2013)

4.2	By-Laws of The Interpublic Group of Companies, Inc., as amended through October 24, 2013 (incorporated herein by reference to Exhibit 3(ii) of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 filed with the SEC on October 24, 2013)

4.3	Senior Debt Indenture between The Interpublic Group of Companies, Inc. and U.S. Bank National Association, as trustee, dated as of March 2, 2012 (incorporated herein by reference to Exhibit 4.1 to our current report on Form 8-K filed with the SEC on March 2, 2012)

4.4	Form of Warrant Agreement*

4.5	Form of Warrant*

4.6	Form of Subscription Rights Agreement*

4.7	Form of Unit Agreement*

4.8	Form of Specimen Certificate of Common Stock

4.9	Form of Specimen Preferred Stock Certificate*

4.10	Form of Note*

5.1	Opinion of Willkie Farr & Gallagher LLP

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges (incorporated herein by reference to Exhibit 12.1 to our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016 filed with the SEC on July 28, 2016)

23.1	Consent of Willkie Farr & Gallagher (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers, LLP

24.1	Power of Attorney (incorporated by reference to the signature page of this Registration Statement)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee under the indenture

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference, if applicable.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered ) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided however, that paragraphs (a), (b) and (c) of this section do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1923) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	That the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, The Interpublic Group of Companies, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 29th day of July, 2016.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

By:	/s/ ANDREW BONZANI
Name:	Andrew Bonzani
Title:	Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below does hereby constitute and appoint Andrew Bonzani, Michael I. Roth and Frank Mergenthaler, and each of them, with full powers of substitution, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of securities registered pursuant hereto, including specifically, but without limitation thereof, power and authority to sign his or her name, in any and all capacities set forth beneath his or her name, to any amendment or any supplements to this Registration Statement in respect of said securities and to any documents filed as part of or in connection with this Registration Statement or amendments thereto; and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ MICHAEL I. ROTH Michael I. Roth	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	July 29, 2016

/s/ FRANK MERGENTHALER Frank Mergenthaler	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 29, 2016

/s/ CHRISTOPHER F. CARROLL Christopher F. Carroll	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	July 29, 2016

/s/ JOCELYN CARTER-MILLER Jocelyn Carter-Miller	Director	July 29, 2016

/s/ DEBORAH G. ELLINGER Deborah G. Ellinger	Director	July 29, 2016

/s/ H. JOHN GREENIAUS H. John Greeniaus	Director	July 29, 2016

/s/ MARY J. STEELE GUILFOILE Mary J. Steele Guilfoile	Director	July 29, 2016

/s/ DAWN HUDSON Dawn Hudson	Director	July 29, 2016

/s/ WILLIAM T. KERR William T. Kerr	Director	July 29, 2016

/s/ HENRY S. MILLER Henry S. Miller	Director	July 29, 2016

Signature	Title	Date

/s/ JONATHAN F. MILLER Jonathan F. Miller	Director	July 29, 2016

/s/ DAVID M. THOMAS David M. Thomas	Director	July 29, 2016

Exhibit Index

Exhibits.

1.1	Form of Underwriting Agreement (Debt Securities)*

1.2	Form of Underwriting Agreement (Preferred Stock, Common Stock, Warrants, Subscription Rights, Units)*

4.1	Restated Certificate of Incorporation of The Interpublic Group of Companies, Inc. (incorporated herein by reference to Exhibit 3(i)(2) of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 filed with the SEC on October 24, 2013)

4.2	By-Laws of The Interpublic Group of Companies, Inc., as amended through October 24, 2013 (incorporated herein by reference to Exhibit 3(ii) of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 filed with the SEC on October 24, 2013)

4.3	Senior Debt Indenture between The Interpublic Group of Companies, Inc. and U.S. Bank National Association, as trustee, dated as of March 2, 2012 (incorporated herein by reference to Exhibit 4.1 to our current report on Form 8-K filed with the SEC on March 2, 2012)

4.4	Form of Warrant Agreement*

4.5	Form of Warrant*

4.6	Form of Subscription Rights Agreement*

4.7	Form of Unit Agreement*

4.8	Form of Specimen Certificate of Common Stock

4.9	Form of Specimen Preferred Stock Certificate*

4.10	Form of Note*

5.1	Opinion of Willkie Farr & Gallagher LLP

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges (incorporated herein by reference to Exhibit 12.1 to our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016 filed with the SEC on July 28, 2016)

23.1	Consent of Willkie Farr & Gallagher (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers, LLP

24.1	Power of Attorney (incorporated by reference to the signature page of this Registration Statement)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee under the indenture

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference, if applicable.